Exhibit 99.1

AMSC Reports Fourth Quarter and Fiscal Year 2023 Financial Results and Provides Business Outlook

Business Highlights:

 • Full year revenues increased over 37% year over year to $145.6 million

 • Full year gross margin expansion of 1,620 basis points over the prior year

 • Generated $2.1 million of operating cash flow, helping to further strengthen the balance sheet

Company to host conference call tomorrow, May 30 at 10:00 am ET

Ayer, MA – May 29, 2024 – AMSC (Nasdaq: AMSC), a leading system provider of megawatt-scale power resiliency solutions that orchestrate the rhythm and harmony of power on the grid™, and that protect and expand the capability and resiliency of our Navy’s fleet, today reported financial results for its fourth quarter and fiscal year ended March 31, 2024 ("fiscal 2023").

Revenues for the fourth quarter of fiscal 2023 were $42.0 million compared with $31.7 million for the same period of fiscal 2022. The year-over-year increase was a result of both higher Grid segment revenues, primarily driven by strong new energy power system sales and higher Wind segment revenues, as a result of 3MW ECS shipments.

AMSC’s net loss for the fourth quarter of fiscal 2023 was $1.6 million, or $0.05 per share, compared to net loss of $6.9 million, or $0.25 per share, for the same period of fiscal 2022. The Company’s non-GAAP net income for the fourth quarter of fiscal 2023 was $1.9 million, or $0.06 per share, compared with a non-GAAP net loss of $7.8 million, or $0.28 per share, in the same period of fiscal 2022. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Revenues for fiscal 2023 were $145.6 million as compared to $106.0 million in fiscal 2022. The increase in revenues was driven by higher Grid and Wind segment revenues than in the prior year.

AMSC reported a net loss for fiscal 2023 of $11.1 million, or $0.37 per share, compared to a net loss of $35.0 million, or $1.26 per share in fiscal 2022. The Company's non-GAAP net income for fiscal 2023 was $0.6 million, or $0.02 per share, compared with a non-GAAP net loss of $28.8 million, or $1.03 per share, for fiscal 2022. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents and restricted cash on March 31, 2024 totaled $92.3 million.

"Our fourth quarter results exceeded our forecast by nearly every measure, with growth in both our Grid and Wind segments and a third consecutive quarter of non-GAAP net income. During the fourth quarter, we booked $39 million in orders, and our backlog at year-end stood at $140 million,” said Daniel P. McGahn, Chairman, President and CEO, AMSC. “We believe our company’s diverse orders bookings, strengthened balance sheet, and operational success in fiscal 2023 has laid the groundwork for AMSC’s long term growth trajectory. Our growing and robust end markets may allow us to seize opportunities in new markets, expand our offerings and extend our customer reach. AMSC delivered a terrific year of operational performance and success, ensuring a more diversified and financially stronger company. We maintain an optimistic outlook for fiscal year 2024 and believe we are off to a very good start for the coming year."

AMSC Reports Q4FY23 Results	Page 2

Business Outlook

For the first quarter ending June 30, 2024, AMSC expects that its revenues will be in the range of $38 million to $42 million. The Company’s net loss for the first quarter of fiscal 2024 is expected not to exceed $2.2 million, or $0.05 per share. The Company’s net loss guidance assumes no changes in fair value of contingent consideration. The Company's non-GAAP net loss (as defined below) is not expected to exceed $0.5 million, to $0.01 per share. The Company expects operating cash flow to be in a range of break even to positive $2 million in the first quarter of fiscal 2024. The Company expects cash, cash equivalents, and restricted cash on June 30, 2024, to be no less than $91 million.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, May 30, 2024, to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at https://ir.amsc.com. The live call can be accessed by dialing 1-844-481-2802 or 1-412-317- 0675 and asking to join the AMSC call. A replay of the call may be accessed 2 hours following the call by dialing 1-877-344-7529 and using conference passcode 4825680.

About AMSC (Nasdaq: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance.  Through its Marinetec™ Solutions, AMSC provides ship protection and is developing propulsion and power management solutions designed to help fleets increase system efficiencies, enhance power quality and boost operational safety.  Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. The Company’s solutions are enhancing the performance and reliability of power networks, increasing the operational safety of navy fleets, and powering gigawatts of renewable energy globally. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, American Superconductor, D-VAR, D-VAR VVO, Gridtec, Marintec, Windtec, Neeltran, NEPSI, Smarter, Cleaner … Better Energy and Orchestrate the Rhythm and Harmony of Power on the Grid are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

AMSC Reports Q4FY23 Results	Page 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release regarding our goals and strategies; business diversification and ability to expand into new markets; orders; long-term growth trajectory; market demand, drivers and opportunities for our products; our expected GAAP and non-GAAP financial results for the quarter ending June 30, 2024, our expected cash, cash equivalents and restricted cash balance on June 30, 2024; and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: We have a history of operating losses, which may continue in the future. Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; We have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; Changes in exchange rates could adversely affect our results of operations; We may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; We may not realize all of the sales expected from our backlog of orders and contracts; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government. The continued funding of such contracts remains subject to annual congressional appropriation, which, if not approved, could reduce our revenue and lower or eliminate our profit; Pandemics, epidemics or other public health crises may adversely impact our business, financial condition and results of operations; Changes in U.S. government defense spending could negatively impact our financial position, results of operations, liquidity and overall business; We rely upon third-party suppliers for the components and subassemblies of many of our Grid and Wind products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Uncertainty surrounding our prospects and financial condition may have an adverse effect on our customer and supplier relationship; \Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; A significant portion of our Wind segment revenues are derived from a single customer. If this customer’s business is negatively affected, it could adversely impact our business; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our business and operations would be adversely impacted in the event of a failure or security breach of our or any critical third parties' information technology infrastructure and networks; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; Failure to comply with evolving data privacy and data protection laws and regulations or to otherwise protect personal data, may adversely impact our business and financial results; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; If we fail to implement our business strategy successfully, our financial performance could be harmed; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; Many of our customers outside of the United States may be either directly or indirectly related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have had limited success marketing and selling our superconductor products and system-level solutions, and our failure to more broadly market and sell our products and solutions could lower our revenue and cash flow; We or third parties on whom we depend may be adversely affected by natural disasters, including events resulting from climate change, and our business continuity and disaster recovery plans may not adequately protect us or our value chain from such events; Adverse changes in domestic and global economic conditions could adversely affect our operating results; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Our products face competition, which could limit our ability to acquire or retain customers; We have operations in, and depend on sales in, emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets. Changes in India’s political, social, regulatory and economic environment may affect our financial performance; Our success depends upon the commercial adoption of the REG system, which is currently limited, and a widespread commercial market for our products may not develop; Industry consolidation could result in more powerful competitors and fewer customers; The increasing focus on environmental sustainability and social initiatives could increase our costs, and inaction could harm our reputation and adversely impact our financial results; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy: Lower prices for other fuel sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; There are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; Third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; Our common stock has experienced, and may continue to experience, market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention; Unfavorable results of legal proceedings could have a material adverse effect on our business, operating results and financial condition; and the other important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2024, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q4FY23 Results	Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenues
Grid	$34,211	$28,294	$122,065	$94,631
Wind	7,817	3,449	23,574	11,353
Total revenues	42,028	31,743	145,639	105,984

Cost of revenues	31,598	27,929	110,356	97,463

Gross margin	10,430	3,814	35,283	8,521

Operating expenses:
Research and development	2,298	1,890	7,991	8,966
Selling, general and administrative	7,953	6,616	31,600	28,700
Amortization of acquisition related intangibles	538	688	2,152	2,746
Change in fair value on contingent consideration	1,870	410	4,922	70
Restructuring	—	1,048	(14)	1,048
Total operating expenses	12,659	10,652	46,651	41,530

Operating loss	(2,229)	(6,838)	(11,368)	(33,009)

Interest income, net	784	140	1,302	252
China dissolution	—	—	—	(1,921)
Other expense, net	(117)	(100)	(736)	(148)
Loss before income tax expense	(1,562)	(6,798)	(10,802)	(34,826)

Income tax expense	17	72	309	215

Net loss	$(1,579)	$(6,870)	$(11,111)	$(35,041)

Net loss per common share
Basic	$(0.05)	$(0.25)	$(0.37)	$(1.26)
Diluted	$(0.05)	$(0.25)	$(0.37)	$(1.26)

Weighted average number of common shares outstanding
Basic	33,139	28,010	29,825	27,848
Diluted	33,139	28,010	29,825	27,848

AMSC Reports Q4FY23 Results	Page 5

CONSOLIDATED BALANCE SHEET

(In thousands, except per share data)

	March 31,	March 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$90,522	$23,360
Accounts receivable, net	26,325	30,665
Inventory, net	41,857	36,986
Prepaid expenses and other current assets	7,295	13,429
Restricted cash	468	1,733
Total current assets	166,467	106,173

Property, plant and equipment, net	10,861	12,309
Intangibles, net	6,369	8,527
Right-of-use assets	2,557	2,857
Goodwill	43,471	43,471
Restricted cash	1,290	582
Deferred tax assets	1,119	1,114
Other assets	637	528
Total assets	$232,771	$175,561

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$24,235	$38,383
Lease liability, current portion	716	808
Debt, current portion	25	75
Contingent consideration	3,100	1,270
Deferred revenue, current portion	50,732	43,572
Total current liabilities	78,808	84,108

Deferred revenue, long term portion	7,097	7,188
Lease liability, long term portion	1,968	2,184
Deferred tax liabilities	300	243
Debt, long-term portion	—	15
Other liabilities	27	26
Total liabilities	88,200	93,764

Stockholders' equity:
Common stock, $0.01 par value, 75,000,000 shares authorized; 37,343,812 and 29,937,119 shares issued and 36,946,181 and 29,539,488 shares outstanding at March 31, 2024 and 2023, respectively	373	299
Additional paid-in capital	1,212,913	1,139,113
Treasury stock, at cost, 397,631 at March 31, 2024 and 2023, respectively	(3,639)	(3,639)
Accumulated other comprehensive loss	1,582	1,571
Accumulated deficit	(1,066,658)	(1,055,547)
Total stockholders' equity	144,571	81,797
Total liabilities and stockholders' equity	$232,771	$175,561

AMSC Reports Q4FY23 Results	Page 6

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(11,111)	$(35,041)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	4,494	5,361
Stock-based compensation expense	4,652	4,729
Provision for excess and obsolete inventory	1,970	1,467
Deferred income taxes	65	24
Change in fair value of contingent consideration	4,922	70
China Dissolution	—	1,921
Other non-cash items	44	600
Unrealized foreign exchange gain on cash and cash equivalents	(2)	(226)
Changes in operating asset and liability accounts:
Accounts receivable	4,340	(10,360)
Inventory	(6,841)	(14,796)
Prepaid expenses and other current assets	6,313	(5,757)
Accounts payable and accrued expenses	(13,825)	8,660
Deferred revenue	7,117	20,863
Net cash provided by (used in) operating activities	2,138	(22,485)

Cash flows from investing activities:
Purchases of property, plant and equipment	(934)	(1,236)
Change in other assets	(27)	(281)
Net cash used in investing activities	(961)	(1,517)

Cash flows from financing activities:
Repayment of debt	(65)	(73)
Proceeds from public equity offering, net	65,227	—
Proceeds from exercise of ESPP	279	235
Net cash provided by financing activities	65,441	162

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13)	29

Net increase (decrease) in cash, cash equivalents and restricted cash	66,605	(23,811)
Cash, cash equivalents and restricted cash at beginning of year	25,675	49,486
Cash, cash equivalents and restricted cash at end of year	$92,280	$25,675

AMSC Reports Q4FY23 Results	Page 7

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
Net loss	$(1,579)	$(6,870)	$(11,111)	$(35,041)
Stock-based compensation	1,044	1,237	4,652	4,729
Amortization of acquisition-related intangibles	538	688	2,158	2,784
Change in fair value of contingent consideration	1,870	410	4,922	70
China dissolution	—	—	—	1,921
ERC tax benefit	—	(3,283)	—	(3,283)
Non-GAAP net income (loss)	1,873	(7,818)	621	(28,820)

Non-GAAP net income (loss) per share - basic	$0.06	$(0.28)	$0.02	$(1.03)
Non-GAAP net income (loss) per share - diluted	$0.05	$(0.28)	$0.02	$(1.03)
Weighted average shares outstanding - basic	33,139	28,010	29,825	27,848
Weighted average shares outstanding - diluted	34,447	28,010	30,909	27,848

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Income

(In millions, except per share data)

Three months ending
June 30, 2024
Net loss	$(2.2)
Stock-based compensation	1.3
Amortization of acquisition-related intangibles	0.4
Non-GAAP net income	$(0.5)
Non-GAAP net income per share	$(0.01)
Shares outstanding	36.0

AMSC Reports Q4FY23 Results	Page 8

Note: Non-GAAP net loss is defined by the Company as net loss before; stock-based compensation; amortization of acquisition-related intangibles; changes in fair value of contingent consideration; China dissolution; ERC tax benefit; other non-cash or unusual charges, and the tax effect of adjustments calculated at the relevant rate for our non-GAAP metric. The Company believes non-GAAP net income (loss) and non-GAAP net income (loss) per share assist management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. Actual GAAP and non-GAAP net income (loss) and net income (loss) per share for the fiscal quarter ending June 30, 2024, including the above adjustments, may differ materially from those forecasted in the table above, including as a result of changes in the fair value of contingent consideration.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net loss is set forth in the table above. Non-GAAP net loss per share is defined as non-GAAP net loss divided by shares outstanding.

AMSC Contacts

Investor Relations Contact:

LHA Investor Relations

Carolyn Cappaccio

(212) 838-3777

amscIR@lhai.com

AMSC Senior Communications Manager:

Nicol Golez

Phone: 978-399-8344

Email: Nicol.Golez@amsc.com